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                                                                  Exhibit (e)(4)

American General
Life Companies

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
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                                                     EXECUTIVE ADVANTAGE(SM)
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                                                       PREMIUM ALLOCATION
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Policy Number: _________________________  Policyholder: ___________________________________________________________
                                                        (Last Name, First Name, Middle Name)
Insured:   __________________________________________________________ Social Security No.: ______-_____-______
           (Last Name, First Name, Middle Name)
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[_] I revoke my current Premium Allocation and direct that all future premiums be invested as described below.
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Allocation of Premium

Guaranteed Account                                  _____ %                                                          Percent
                                                                                                                     -------
    AIM Variable Insurance Funds (Invesco Variable Insurance     Goldman Sachs Variable Insurance Trust
    Funds)
    Invesco V.I. High Yield Fund                    _____ %          Strategic International Equity Fund             _____ %
    Invesco V.I. American Value Fund                _____ %          Structured U.S. Equity Fund                     _____ %
    Alliance Bernstein Variable Products Series Fund, Inc.         JPMorgan Insurance Trust
    Growth Portfolio                                _____ %        Small Cap Core Portfolio                          _____ %
    Growth and Income Portfolio                     _____ %      The Universal Institutional Funds, Inc.
    Large Cap Growth Portfolio                      _____ %          Core Plus Fixed Income Portfolio                _____ %
    American Century Variable Portfolios, Inc.                       Emerging Markets Equity Portfolio               _____ %
    VP Income & Growth Fund                         _____ %          Mid Cap Growth Portfolio                        _____ %
    VP International Fund                           _____ %          Neuberger Berman Advisers Management Trust
BlackRock Variable Series Funds, Inc.                                AMT Large Cap Value Portfolio                   _____ %
  BlackRock Basic Value V.I. Fund                   _____ %          PIMCO Variable Insurance Trust
  BlackRock Capital Appreciation V.I. Fund          _____ %          High Yield Portfolio                            _____ %
  BlackRock U.S. Government Bond V.I. Fund          _____ %          Long-Term U.S. Government Portfolio             _____ %
  BlackRock Value Opportunities V.I. Fund           _____ %          Real Return Portfolio                           _____ %
    Fidelity Variable Insurance Products                             Short-Term Portfolio                            _____ %
    VIP Balanced Portfolio                          _____ %          Total Return Portfolio                          _____ %
    VIP Contrafund Portfolio                        _____ %          Vanguard Variable Insurance Fund
    VIP Index 500 Portfolio                         _____ %          Total Bond Market Index Portfolio               _____ %
    VIP Money Market Portfolio                      _____ %          Total Stock Market Index Portfolio              _____ %
    Franklin Templeton Variable Insurance Products Trust             VALIC Company I
    Developing Markets Securities Fund- Class 2     _____ %          International Equities Fund                     _____ %
    Foreign Securities Fund- Class 2                _____ %          Mid Cap Index Fund                              _____ %
    Growth Securities Fund - Class 2                _____ %          Small Cap Index Fund                            _____ %





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As Policyholder, I represent that:
   a)  the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
   b)  I have received copies of the current prospectuses.
   c)  I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
   d)  I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
   e)  I believe that this Policy will meet my insurance needs and financial objectives.
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_________________________________________________________        _________________________________________________________
Signature of Insured                                             Signature of Policyholder (If other than Insured)

______________________ _____, 2___
Date Signed

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Premium Allocation, Executive Advantage(SM), 05/13
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